NEWS
For Immediate Release                     From MasTec, Inc.
January 15, 1998                          3155 N.W. 77th Avenue
                                          Suite 135
                                          Miami, Florida 33122-1205
                                          Tel :    (305) 599-1800
                                          Fax :    (305) 406-1908
                                          For more information contact:
                                          Edwin D. Johnson,
                                          Chief Financial Officer
                                          ejohnson@mastec.com


                MASTEC, INC. ELECTS NEW CHAIRMAN AND BOARD MEMBER

     MIAMI, FL - MasTec, Inc. (NYSE: MTZ) announced today that Jorge Mas, President and Chief Executive Officer, has been elected by the Board of Directors to the position of Chairman of the Board.

     MasTec also announced the appointment of Joel-Tomas Citron as a Director. Mr. Citron is the managing partner of Triscope Capital LLC and has served in a senior executive capacity at numerous private equity and investment management companies. Mr. Citron has served on a number of Board of Directors in Europe and the United States, including Chairman positions with American Information Systems, Inc., a provider of system solutions and proprietary software for intranet and internet users, and Zannex Group Ltd., an Israeli brokerage, investment banking and asset management firm.

     Opening the Lines of Communication (R) worldwide, MasTec is one of the world's leading telecommunications and related infrastructure service providers, serving clients throughout the United States, Latin America and Spain.

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